EXHIBIT 99.1

SigmaTron International, Inc. Reports Third Quarter Financial Results for Fiscal Year 2009

ELK GROVE VILLAGE, Ill., March 10, 2009 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (Nasdaq:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the third quarter ended January 31, 2009.

Revenues decreased to $27.0 million for the third quarter of fiscal year 2009 from $41.1 million for the same quarter in the prior year. Net income decreased to a loss of $265,458 in the third quarter of fiscal year 2009 compared to a profit of $312,464 for the same period in the prior year. Basic earnings per share and diluted earnings per share for the quarter ended January 31, 2009, were a loss of $0.07 compared to a profit of $0.08 for both for the same quarter in fiscal 2008.

For the nine months ended January 31, 2009, revenues decreased to $106.6 million compared to $123.8 million for the same period ended January 31, 2008. Net income for the 2009 period was $1,819,182 compared to $1,832,722 for the same period in the prior year. Basic and diluted earnings per share for the nine months ended January 31, 2009 were $0.48 and $0.47, respectively, compared to $0.48 and $0.47, respectively, for the nine months ending January 31, 2008.

Commenting on SigmaTron's third quarter and nine month results, Gary R. Fairhead, President and Chief Executive Officer, said, "As noted in our last press release on December 9, 2008, we experienced a drop in revenue of approximately 30% the first week of our third quarter when compared to the prior month's run rate, and that trend continued through the entire quarter. Revenue for both the third quarter of fiscal 2008 and the second quarter of fiscal 2009 was $41.1 million, and our third quarter revenue of fiscal 2009 was $27.0 million, a 34.3% drop from both quarters. Current indications are that our revenue will continue at approximately the same rate for the short term. Beyond that, the uncertainty associated with the worldwide economy in general and the United States economy specifically make forecasting close to impossible. All of our customers' markets remain volatile, and I believe we will continue to see lower revenues and volatility until at least the fall of 2009.

"As I have pointed out in the past, revenue levels are important, but even more important is the product mix that comprises the revenue. However, using the revenue level and mix as a baseline, it was clear that we needed to take steps to reduce our costs until the economy recovers. Accordingly, at the end of January we laid-off 72 employees at our U.S. operations and on February 2, 2009 we implemented salary reductions for all remaining non-union U.S. payroll employees. The reductions were progressive in that those employees making the most money suffered the largest percentage reduction. It is important to note that our Board of Directors and corporate counsel have voluntarily reduced their fees as well. Over the past 18 months we have reduced our headcount approximately 22%, or 500 employees, through attrition and lay-offs.

"For the third quarter of fiscal 2009 we are reporting an after tax loss of $265,458. Given the sudden drop in revenue, I believe the management team did an excellent job in managing costs during the quarter. On a positive note, we were cash positive during the quarter, and we remain in compliance with our bank covenants.

"On the customer side, we have not lost any customers during the downturn, and we continue to attract new customers. We remain optimistic regarding the prospects for several start-up companies we are engaged with and see some revolutionary new products being launched by our larger, established customers. Therefore, when the economy recovers, we believe that our opportunities will be plentiful.

"I want to thank our existing customers for continuing to award us with their business and our new customers for engaging with us. I also want to thank our bank, Bank of America, and our vendors for working with us as partners during this difficult economy. I want to thank all of our employees for their continuing hard work and support of SigmaTron during these difficult times. And finally, I want to thank our shareholders for their continuing support."

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.

Note: This press release contains forward-looking statements. Words such as "continue," "anticipate," "will," "expects," "believe," "plans," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of SigmaTron (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including our continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the results of long-lived assets impairment testing; the variability of our customers' requirements; the availability and cost of necessary components and materials; the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting the Company's business; the current turmoil in the global economy and financial markets; the continued stability of the U.S., Mexican, Chinese and Taiwanese economic systems, labor and political conditions; and the ability of the Company to manage its growth, including its expansion into China. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this press release and the Company undertakes no obligation to update such statements in light of future events or otherwise.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 Three Months Three Months Nine Months   Nine Months
                    Ended        Ended         Ended         Ended
                 January 31,  January 31,   January 31,   January 31,
                     2009         2008          2009          2008
                 -----------  -----------  ------------  ------------

 Net sales       $26,970,927  $41,131,744  $106,581,773  $123,790,664

 Cost of
  products sold   24,218,696   36,668,148    93,268,965   109,652,272
                 -----------  -----------  ------------  ------------

 Gross profit      2,752,231    4,463,596    13,312,808    14,138,392

 Selling and
  administrative
  expenses         2,666,375    3,191,689     9,328,834     9,086,864
                 -----------  -----------  ------------  ------------

 Operating income     85,856    1,271,907     3,983,974     5,051,528

 Other expense       246,441      754,884     1,096,267     2,188,395
                 -----------  -----------  ------------  ------------

 (Loss) income
  from operations
  before income
  tax               (160,585)     517,023     2,887,707     2,863,133

 Income tax
  expense            104,873      204,559     1,068,525     1,030,411
                 -----------  -----------  ------------  ------------

 Net (loss)
  income           ($265,458)    $312,464    $1,819,182    $1,832,722
                 ===========  ===========  ============  ============

 Net (loss)
  income
  per common
  share - basic       ($0.07)       $0.08         $0.48         $0.48
                 ===========  ===========  ============  ============

 Net (loss)
  income
  per common
  share - assuming
  dilution            ($0.07)       $0.08         $0.47         $0.47
                 ===========  ===========  ============  ============

 Weighted average
  number of common
  equivalent shares
  outstanding -
  assuming
  dilution         3,822,556    3,897,314     3,869,394     3,925,403
                 ===========  ===========  ============  ============

CONDENSED CONSOLIDATED BALANCE SHEETS

                                            January 31,    April 30,
                                               2009          2008
                                           ------------  ------------

 Assets:

 Current assets                             $66,619,746   $75,259,346

 Machinery and equipment-net                 27,410,925    29,354,623

 Intangible assets                              690,241       958,069
 Other assets                                   827,818     1,034,155
                                           ------------  ------------

 Total assets                               $95,548,730  $106,606,193
                                           ============  ============

 Liabilities and shareholders' equity:

 Current liabilities                        $16,228,463   $28,081,401

 Long-term obligations                       34,061,022    35,109,833

 Stockholders' equity                        45,259,245    43,414,959
                                           ------------  ------------

 Total liabilities and stockholders'
  equity                                    $95,548,730  $106,606,193
                                           ============  ============

CONTACT:  SigmaTron International, Inc.
          Linda K. Frauendorfer
          1-800-700-9095